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                                                                    EXHIBIT 21.1



      Registrant's Subsidiaries                 Jurisdiction of Organization
      -------------------------                 ----------------------------
      Diana Trading Ltd.                        Republic of the Marshall Islands

      Alterwall Business Inc.                   Republic of Panama

      Allendale Investments S.A.                Republic of Panama

      Alcinoe Shipping Limited                  Republic of Cyprus

      Searoute Maritime Limited                 Republic of Cyprus

      Oceanpride Shipping Limited               Republic of Cyprus

      Oceanopera Shipping Limited               Republic of Cyprus

      Salina Shipholding Corp.                  Republic of the Marshall Islands

      Euroseas Acquisition Company Inc.         Delaware




                                      F-1